As filed with the Securities and Exchange Commission on October 20, 2000

                                               Registration No. 333-[         ]
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933



                          DENDRITE INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                   New Jersey
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2786386
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                      (I.R.S. Employer Identification No.)

          1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797
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              (Address of Principal Executive Offices) (Zip Code)

       Dendrite International, Inc. 1997 Stock Incentive Plan, as amended
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                            (Full Title of the Plan)

                         Christine A. Pellizzari, Esq.
                 Vice President, General Counsel and Secretary
                          Dendrite International, Inc.
                            1200 Mount Kemble Avenue
                       Morristown, New Jersey 07960-6797
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                    (Name and Address of Agent for Service)

                                 (973) 425-1200
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         (Telephone Number, Including Area Code, of Agent for Service)


                                    Copy to:

                            William J. Thomas, Esq.
                  Buchanan Ingersoll Professional Corporation
                             650 College Road East
                              Princeton, NJ 08540
                                 (609) 987-6800

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                         CALCULATION OF REGISTRATION FEE
===========================================================================================
                                                    Proposed       Proposed
                                        Amount       Maximum        Maximum
                                        To Be       Offering       Aggregate     Amount of
       Title of Securities            Registered    Price Per      Offering    Registration
        To Be Registered                (1)(2)        Share          Price          Fee
-------------------------------------------------------------------------------------------
Common Stock, no par value per share:

  Issuable pursuant to options to
  be granted under the 1997 Stock
  Incentive Plan, as amended....... 2,179,030     $24.5310(3)    $53,453,785(3)  $14,112

  Issuable pursuant to options
  previously granted under the
  1997 Stock Incentive Plan, as
  amended..........................   320,970     $28.78 (4)     $ 9,237,517(4)  $ 2,439
-------------------------------------------------------------------------------------------

     TOTAL                          2,500,000                    $62,691,302     $16,551
===========================================================================================

[FN]
(1) Does not include 6,000,000 shares of Common Stock issuable upon the exercise of options granted under the 1997 Stock Incentive Plan, as amended, which were previously registered pursuant to the Registration Statement on Form S-8 filed on September 16, 1997 (Registration No. 333-35701), and as amended on November 10, 1997 (Registration No. 333-09090), April 21, 1998 (Registration No. 333-09092) and October 12, 1999 (Registration No. 333-11036). The Company paid aggregate filing fees of $21,613 to register such shares.

(2) Pursuant to Rule 416, includes an indeterminate number of shares issued pursuant to stock splits, stock dividends, or other similar recapitalizations in accordance with the terms of the 1997 Stock Incentive Plan, as amended.

(3) Pursuant to Rule 457(c) and Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on October 13, 2000.

(4) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $28.78 per share covering 320,970 shares subject to options granted under the 1997 Stock Incentive Plan, as amended.

                                 -------------

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 (the "Registration Statement") has been filed by Dendrite International, Inc., a New Jersey corporation (the "Company"), in order to register an additional 2,500,000 shares of Common Stock, issuable upon the exercise of stock options granted under the 1997 Stock Incentive Plan, as amended (the "1997 Plan"). Pursuant to the Securities Act of 1933, as amended (the "Act"), the Company registers these securities in addition to securities of the same class previously registered on the initial Registration Statement on Form S-8 (Registration Statement No. 333-35701), and Amendment No. 1 (Registration No. 333-09090), Amendment No. 2 (Registration No. 333-09092) and Amendment No. 3 (Registration No. 333-11036) to such Registration Statement, each filed with the Securities and Exchange Commission on September 16, 1997, November 10, 1997, April 21, 1998 and October 12, 1999, respectively (collectively, the "Prior Registration Statements"), relating to the 1997 Plan and, in accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

     Requests for documents which have been incorporated in the Section 10(a) Prospectus by reference, along with any other documents required to be delivered to employees pursuant to Rule 428(b) of the Act should be directed to Christine
A.  Pellizzari,  Vice  President,   General  Counsel  and  Secretary,   Dendrite
International, Inc., 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797. Telephone requests may be directed to (973) 425-1200.

     In accordance with General Instruction E to Form S-8, the following exhibits are filed herewith:

    Exhibit
    Number                                Description
   ---------                              -----------

       4 Dendrite International, Inc. 1997 Stock Incentive Plan, as amended.

       5        Opinion of Buchanan Ingersoll Professional Corporation.

     23.1       Consent of Arthur Andersen LLP.

     23.2       Consent of KPMG LLP.

     23.3       Consent   of   Buchanan   Ingersoll   Professional   Corporation
                (contained in the opinion filed as Exhibit 5).

      24        Power of Attorney (included on signature page).

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Harding, State of New Jersey, on this 20th day of October, 2000.

                                    DENDRITE INTERNATIONAL, INC.

                                    By:   /s/John E. Bailye
                                         ------------------------------------
                                         John E. Bailye
                                         Chief Executive Officer, President
                                         and Director

                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John E. Bailye and George T. Robson, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                 TITLE                        DATE
          ---------                 -----                        ----


/s/John E. Bailye          Chief Executive Officer,         October 20, 2000
-----------------------
John E. Bailye             President and Director
                           (Principal Executive Officer)

/s/George T. Robson        Executive Vice President and     October 8, 2000
-----------------------
George T. Robson           Chief Financial Officer
                           (Principal Financial and
                           Accounting Officer)

/s/Bernard M. Goldsmith    Director                         October 20, 2000
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Bernard M. Goldsmith

/s/Edward J. Kfoury        Director                         October 20, 2000
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Edward J. Kfoury

/s/Paul A. Margolis        Director                         October 20, 2000
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Paul A. Margolis

/s/John H. Martinson       Director                         October 20, 2000
-----------------------
John H. Martinson

/s/Terence H. Osborne      Director                         October 20, 2000
-----------------------
Terence H. Osborne

                                EXHIBIT INDEX


   Exhibit
    Number                       Description
    ------                       -----------

      4 Dendrite International, Inc. 1997 Stock Incentive Plan, as amended.

      5        Opinion of Buchanan Ingersoll Professional Corporation.

     23.1      Consent of Arthur Andersen LLP.

     23.2      Consent of KPMG LLP.

     23.3 Consent of Buchanan Ingersoll Professional Corporation (contained in the opinion filed as Exhibit 5).

      24       Power of Attorney (included on signature page).